Exhibit 10.2

JOANN INC.

2021 EQUITY INCENTIVE PLAN

stock option Grant Notice

Capitalized terms not specifically defined in this Stock Option Grant Notice (the “Grant Notice”) have the meanings given to them in the 2021 Equity Incentive Plan (as amended from time to time, the “Plan”) of JOANN Inc. (the “Company”). The Company hereby grants to the participant listed below (“Participant”) the stock option described in this Grant Notice (the “Option”), subject to the terms and conditions of the Plan and the Stock Option Agreement attached hereto as Exhibit A (the “Agreement”), both of which are incorporated into this Grant Notice by reference.

Participant:	[NAME]
Grant Date:	[DATE]
Exercise Price per Share:	[PRICE]
Shares Subject to the Option:	[NUMBER]
Final Expiration Date:	[DATE]
Vesting Commencement Date:	[DATE]
Vesting Schedule:

Subject to the Participant’s continued status as an Employee, Consultant or Non-Employee Director, the Option shall vest and become exercisable with respect to twenty-five percent (25%) of the Shares subject thereto (rounded down to the next whole number of Shares) on each of the first four (4) anniversaries of the Vesting Commencement Date, so that all of the Shares shall be vested on the fourth anniversary of the Vesting Commencement Date.

Type of Option:	☐ Incentive Stock Option ☐ Non-Qualified Stock Option

By Participant’s signature below or electronic acceptance or authentication in a form authorized by the Company, Participant agrees to be bound by the terms of this Grant Notice, the Plan and the Agreement. Participant has reviewed the Plan, this Grant Notice and the Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Grant Notice and fully understands all provisions of the Plan, this Grant Notice and the Agreement. Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions arising under the Plan or relating to the Option.

JOANN INC.	PARTICIPANT
By:	By:
Print Name:	Print Name:	[NAME]
Title:

Exhibit 10.2

EXHIBIT A

STOCK OPTION AGREEMENT

ARTICLE I.

general

Section 1.1
Incorporation of Terms of Plan. The Option is subject to the terms and conditions set forth in this Agreement and the Plan, which is incorporated herein by reference. In the event of any inconsistency between the Plan and this Agreement, the terms of the Plan will control.
Section 1.2
Defined Terms. Capitalized terms not specifically defined herein shall have the meanings specified in the Plan or the Grant Notice. For purposes of this Agreement,
(a)
“Cause” shall mean a Participating Company having “Cause” to terminate the Participant’s employment as defined in any employment or severance agreement between the Participant and a Participating Company; provided that, in the absence of an agreement containing such a definition, a Participating Company shall have “Cause” to terminate the Participant’s employment upon: (a) the willful and continued failure by the Participant to substantially perform his or her normal duties (other than any such failure resulting from the Participant’s illness or injury), after a written demand for substantial performance is delivered to the Participant that specifically identifies the manner in which the Administrator believes that the Participant has not substantially performed his or her duties, and the Participant has failed to remedy the situation within thirty (30) business days of receiving such notice; (b) the Participant’s conviction for committing an act of fraud, embezzlement, theft, or other criminal act constituting a felony; or (c) the willful engaging by the Participant in gross negligence materially and demonstrably injurious to the Participating Companies; (d) the Participant’s material failure to abide by a Participating Company’s code of conduct or other policies (including, without limitation, policies relating to harassment, discrimination and reasonable workplace conduct); or (e) any material breach by the Participant of any employment or service agreement between the Participant and a Participating Company, which breach is not cured pursuant to the terms of such agreement. However, no act, or failure to act on the Participant’s part shall be considered “willful” unless done, or omitted to be done, by the Participant not in good faith and without reasonable belief that his or her action or omission was not in or not opposed to the best interest of the Company.
(b)
“Cessation Date” shall mean the date of Participant’s Termination of Service (regardless of the reason for such termination).

(c)
“CIC Qualifying Termination” shall mean Termination of Service of Participant by any Participating Company without Cause or by Participant for Good Reason during the twelve (12) month period immediately following a Change in Control.

(d)
“Good Reason” shall mean a Participant having “Good Reason” to terminate the Participant’s employment as defined in any employment or severance agreement between the Participant and a Participating Company; provided that, in the absence of an agreement containing such a definition, a Participant shall have “Good Reason” to terminate the Participant’s employment upon, on or after a Change in Control, (i) any material adverse change by the Participating Companies in Participant’s job title, duties, responsibility or authority; (ii) failure by the Participating Companies to pay Participant any amount of Participant’s annual base salary or bonus when due; (iii) any material diminution of Participant’s annual base salary (other than such a material diminution that is applied on a substantially comparable basis to similarly-situated employees of the Participating Companies); (iv) any material reduction in Participant’s short-term incentive compensation opportunities; (v) the termination or denial of Participant’s right to participate in material employment related benefits that are offered to similarly-situated employees of the Participating Companies; (vi) the movement of Participant’s principal location of work to a new location that is in excess of 50 miles from Participant’s principal location of work as of the date hereof without Participant’s consent; or (vii) failure by the Company to require any successor to assume and agree to perform the Company’s obligations under this any employment or severance agreement with the Participant; provided that none of the events described in this definition of Good Reason shall constitute Good Reason unless Participant notifies the

Exhibit 10.1

Company in writing of the event that is purported to constitute Good Reason (which notice is provided not later than the 30th day following the occurrence of the event purported to constitute Good Reason) and then only if the Company fails to cure such event within 30 days after the Company’s receipt of such written notice.
(e)
“Participating Company” shall mean the Company or any of its parents or Subsidiaries.
(f)
“Retire” or “Retirement” shall mean (i) Participant’s voluntary termination of employment with the Company and its subsidiaries on or after such date upon which Participant first achieves both a combined age (minimum of age 55) plus years of credited employment service to the Company and its subsidiaries equal to 65, or (ii) Participant’s termination of employment in accordance with applicable non-U.S. local law, if such non-U.S. law requires such termination to be treated as a retirement based on different criteria than those set forth in the preceding clause (i).
ARTICLE II.

GRANT OF OPTION

Section 2.1
Grant of Option. In consideration of Participant’s past and/or continued employment with or service to a Participating Company and for other good and valuable consideration, effective as of the grant date set forth in the Grant Notice (the “Grant Date”), the Company has granted to the Participant the Option to purchase any part or all of an aggregate number of Shares set forth in the Grant Notice, upon the terms and conditions set forth in the Grant Notice, the Plan and this Agreement, subject to adjustment as provided in Section 12.2 of the Plan.
Section 2.2
Exercise Price. The exercise price per Share of the Shares subject to the Option (the “Exercise Price”) shall be as set forth in the Grant Notice.
Section 2.3
Consideration to the Company. In consideration of the grant of the Option by the Company, Participant agrees to render faithful and efficient services to any Participating Company.
ARTICLE III.

PERIOD OF EXERCISABILITY

Section 3.1
Commencement of Exercisability.
(a)
Subject to Participant’s continued employment with or service to a Participating Company on each applicable vesting date and subject to Sections 3.2, 3.3, 6.9 and 6.14 hereof, the Option shall become vested and exercisable in such amounts and at such times as are set forth in the Grant Notice.
(b)
Notwithstanding the Grant Notice or the provisions of Section 3.1(a) and (c), in the event of a CIC Qualifying Termination, the Option shall become vested and exercisable in full on the date of such CIC Qualifying Termination. Further, notwithstanding the Grant Notice or the provisions of Section 3.1(a) and (c), in the event of Participant’s Retirement, the Option shall continue to become vested and exercisable, if applicable, in such amounts and at such times as are set forth in the Grant Notice as if Participant had remained employed by the Company or at least one of its subsidiaries through the fourth anniversary of the Vesting Commencement Date.
(c)
Subject to Section 3.1(b) and unless otherwise determined by the Administrator or as set forth in a written agreement between Participant and the Company, any portion of the Option that has not become vested and exercisable on or prior to the Cessation Date (including, without limitation, pursuant to any employment or similar agreement by and between Participant and the Company) shall be forfeited on the Cessation Date and shall not thereafter become vested or exercisable.

Exhibit 10.1

Section 3.2
Duration of Exercisability. The installments provided for in the vesting schedule set forth in the Grant Notice are cumulative. Each such installment that becomes vested and exercisable pursuant to the vesting schedule set forth in the Grant Notice shall remain vested and exercisable until it becomes unexercisable under Section 3.3 hereof. Once the Option becomes unexercisable, it shall be forfeited immediately.
Section 3.3
Expiration of Option. The Option may not be exercised to any extent by anyone after the first to occur of the following events:
(a)
The expiration date set forth in the Grant Notice; provided that such expiration date shall not be later than the tenth (10th) anniversary of the Grant Date;
(b)
Except as the Administrator may otherwise approve, the ninetieth (90th) day following the Cessation Date by reason of Participant’s Termination of Service for any reason other than due to death, Disability or Retirement or by a Participating Company for Cause;
(c)
Except as the Administrator may otherwise approve, immediately upon the Cessation Date by reason of Participant’s Termination of Service by a Participating Company for Cause; and
(d)
The expiration of twelve (12) months from the Cessation Date by reason of Participant’s Termination of Employment due to death or Disability.
Section 3.4
Tax Withholding. Notwithstanding any other provision of this Agreement:
(a)
The Participating Companies have the authority to deduct or withhold, or require Participant to remit to the applicable Participating Company, an amount sufficient to satisfy any applicable federal, state, local and foreign taxes (including the employee portion of any FICA obligation) required by Applicable Law to be withheld with respect to any taxable event arising pursuant to this Agreement. The Participating Companies may withhold or Participant may make such payment in one or more of the forms specified below:

(i) by cash or check made payable to the Participating Company with respect to which the withholding obligation arises;

(ii) by the deduction of such amount from other compensation payable to Participant;

(iii) with respect to any withholding taxes arising in connection with the exercise of the Option, with the consent of the Administrator, by requesting that the Participating Companies withhold a net number of vested Shares otherwise issuable upon the exercise of the Option having a then current Fair Market Value not exceeding the amount necessary to satisfy the withholding obligation of the Participating Companies based on the maximum statutory withholding rates in Participant’s applicable jurisdictions for federal, state, local and foreign income tax and payroll tax purposes that are applicable to such taxable income;

(iv) with respect to any withholding taxes arising in connection with the exercise of the Option, with the consent of the Administrator, by tendering to the Company vested Shares held for such period of time as may be required by the Administrator in order to avoid adverse accounting consequences and having a then current Fair Market Value not exceeding the amount necessary to satisfy the withholding obligation of the Participating Companies based on the maximum statutory withholding rates in Participant’s applicable jurisdictions for federal, state, local and foreign income tax and payroll tax purposes that are applicable to such taxable income;

(v) with respect to any withholding taxes arising in connection with the exercise of the Option, through the delivery of a notice that Participant has placed a market sell order with a broker acceptable to the Company with respect to Shares then issuable to Participant pursuant to the Option, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Participating Company with respect to which

Exhibit 10.1

the withholding obligation arises in satisfaction of such withholding taxes; provided that payment of such proceeds is then made to the applicable Participating Company at such time as may be required by the Administrator, but in any event not later than the settlement of such sale; or

(vi) in any combination of the foregoing.

(b)
With respect to any withholding taxes arising in connection with the Option, in the event Participant fails to provide timely payment of all sums required pursuant to Section 3.4(a), the Company shall have the right and option, but not the obligation, to treat such failure as an election by Participant to satisfy all or any portion of Participant’s required payment obligation pursuant to Section 3.4(a)(ii) or Section 3.4(a)(iii) above, or any combination of the foregoing as the Company may determine to be appropriate. The Company shall not be obligated to deliver any certificate representing Shares issuable with respect to the exercise of the Option to, or to cause any such Shares to be held in book-entry form by, Participant or his or her legal representative unless and until Participant or his or her legal representative shall have paid or otherwise satisfied in full the amount of all federal, state, local and foreign taxes applicable with respect to the taxable income of Participant resulting from the exercise of the Option or any other taxable event related to the Option.
(c)
In the event any tax withholding obligation arising in connection with the Option will be satisfied under Section 3.4(a)(iii), then the Company may elect to instruct any brokerage firm determined acceptable to the Company for such purpose to sell on Participant’s behalf a whole number of Shares from those Shares then issuable upon the exercise of the Option as the Company determines to be appropriate to generate cash proceeds sufficient to satisfy the tax withholding obligation and to remit the proceeds of such sale to the Participating Company with respect to which the withholding obligation arises. Participant’s acceptance of this Option constitutes Participant’s instruction and authorization to the Company and such brokerage firm to complete the transactions described in this Section 3.4(c), including the transactions described in the previous sentence, as applicable. The Company may refuse to issue any Shares to Participant until the foregoing tax withholding obligations are satisfied, provided that no payment shall be delayed under this Section 3.4(c) if such delay will result in a violation of Section 409A.
(d)
Participant is ultimately liable and responsible for all taxes owed in connection with the Option, regardless of any action any Participating Company takes with respect to any tax withholding obligations that arise in connection with the Option. No Participating Company makes any representation or undertaking regarding the treatment of any tax withholding in connection with the awarding, vesting or exercise of the Option or the subsequent sale of Shares. The Participating Companies do not commit and are under no obligation to structure the Option to reduce or eliminate Participant’s tax liability.

ARTICLE IV.

EXERCISE OF OPTION

Section 4.1
Person Eligible to Exercise. During the lifetime of Participant, only Participant may exercise the Option or any portion thereof. After the death of Participant, any exercisable portion of the Option may, prior to the time when the Option becomes unexercisable under Section 3.3 hereof, be exercised by Participant’s personal representative or by any Person empowered to do so under the deceased Participant’s will or under the then Applicable Laws of descent and distribution.
Section 4.2
Partial Exercise. Subject to Section 6.2, any exercisable portion of the Option or the entire Option, if then wholly exercisable, may be exercised in whole or in part at any time prior to the time when the Option or portion thereof becomes unexercisable under Section 3.3 hereof.

Exhibit 10.1

Section 4.3
Manner of Exercise. The Option, or any exercisable portion thereof, may be exercised solely by delivery to the Secretary of the Company (or any third party administrator or other Person designated by the Company), during regular business hours, of all of the following prior to the time when the Option or such portion thereof becomes unexercisable under Section 3.3 hereof.
(a)
An exercise notice in a form specified by the Administrator, stating that the Option or portion thereof is thereby exercised, such notice complying with all applicable rules established by the Administrator;
(b)
The receipt by the Company of full payment for the Shares with respect to which the Option or portion thereof is exercised, in such form of consideration permitted under Section 4.4 that is acceptable to the Administrator;
(c)
The payment of any applicable withholding tax in accordance with Section 3.4;
(d)
Any other written representations or documents as may be required in the Administrator’s sole discretion to effect compliance with Applicable Law; and
(e)
In the event the Option or portion thereof shall be exercised pursuant to Section 4.1 by any Person or Persons other than Participant, appropriate proof of the right of such Person or Persons to exercise the Option.

Notwithstanding any of the foregoing, the Administrator shall have the right to specify all conditions of the manner of exercise, which conditions may vary by country and which may be subject to change from time to time.

Section 4.4
Method of Payment. Payment of the Exercise Price shall be by any of the following, or a combination thereof, at the election of Participant:
(a)
Cash or check;
(b)
With the consent of the Administrator, surrender of vested Shares (including, without limitation, Shares otherwise issuable upon exercise of the Option) held for such period of time as may be required by the Administrator in order to avoid adverse accounting consequences and having a Fair Market Value on the date of delivery equal to the aggregate Exercise Price of the Option or exercised portion thereof;
(c)
Through the delivery of a notice that Participant has placed a market sell order with a broker acceptable to the Company with respect to Shares then issuable upon exercise of the Option, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company in satisfaction of the Exercise Price; provided that payment of such proceeds is then made to the Company at such time as may be required by the Administrator, but in any event not later than the settlement of such sale; or
(d)
Any other form of legal consideration acceptable to the Administrator.
Section 4.5
Conditions to Issuance of Shares. The Company shall not be required to issue or deliver any certificate or certificates for any Shares or to cause any Shares to be held in book-entry form prior to the fulfillment of all of the following conditions: (a) the admission of the Shares to listing on all stock exchanges on which such Shares are then listed, (b) the completion of any registration or other qualification of the Shares under any state or federal law or under rulings or regulations of the Securities and Exchange Commission or other governmental regulatory body, which the Administrator shall, in its absolute discretion, deem necessary or advisable, (c) the obtaining of any approval or other clearance from any state or federal governmental agency that the Administrator shall, in its absolute discretion, determine to be necessary or advisable, (d) the receipt by the Company of full payment for such Shares, which may be in one or more of the forms of consideration permitted under Section 4.4, and (e) the

Exhibit 10.1

receipt of full payment of any applicable withholding tax in accordance with Section 3.4 by the Participating Company with respect to which the applicable withholding obligation arises.
Section 4.6
Rights as Stockholder. Neither Participant nor any Person claiming under or through Participant will have any of the rights or privileges of a stockholder of the Company in respect of any Shares purchasable upon the exercise of any part of the Option unless and until certificates representing such Shares (which may be in book-entry form) will have been issued and recorded on the records of the Company or its transfer agents or registrars and delivered to Participant (including through electronic delivery to a brokerage account). No adjustment will be made for a dividend or other right for which the record date is prior to the date of such issuance, recordation and delivery, except as provided in Section 12.2 of the Plan. Except as otherwise provided herein, after such issuance, recordation and delivery, Participant will have all the rights of a stockholder of the Company with respect to such Shares, including, without limitation, the right to receipt of dividends and distributions on such Shares
ARTICLE V.

RESTRICTIVE COVENANTS

Section 5.1
Restrictive Covenants. In consideration of the benefits being provided to Participant pursuant to this Agreement, Participant agrees to be bound by the restrictive covenants contained in this Article V.
(a)
Obligation to Maintain Confidentiality. Participant agrees not to divulge to third parties, or use in a manner not authorized by the Company, any confidential or Company proprietary information gathered or learned by Participant during his or her employment with the Participating Companies or their respective affiliates. “Confidential Information” includes, but is not limited to, information in oral, written or recorded form regarding business plans, trade or business secrets, Company financial records, supplier contracts or relationships, or any other information that the Company does not regularly disclose to the public. To the extent that Participant has any doubt as to whether information constitutes Confidential Information, Participant agrees to obtain advice from the Company’s General Counsel prior to divulging or using such information. Participant understands and agrees that divulging such information to third parties, or using such information in an unauthorized manner, would cause serious competitive harm to the Company. Confidential Information shall exclude: (a) information that is generally known by or available for use by the public, (b) information that was known by Participant prior to his or her employment with the Company (including its predecessor in interest, affiliates and Subsidiaries) and was obtained, to the best of Participant’s knowledge, without violation of any obligation of confidentiality to the Company, or (c) information that is required to be disclosed pursuant to applicable law or a court order. If information is required to be disclosed because of a court order, Participant must notify the Company’s General Counsel immediately. Nothing in this Section 5.1(a) shall be interpreted to preclude Participant from communicating to a governmental agency about terms or conditions of employment or legal compliance issues, or from cooperating with an investigation being conducted by a governmental agency.
(b)
Ownership of Property. Participant acknowledges that all discoveries, concepts, ideas, inventions, innovations, improvements, developments, methods, processes, programs, designs, analyses, drawings, reports, patent applications, copyrightable work, and mask work (whether or not including any Confidential Information) and all registrations or applications related thereto, all other proprietary information, and all similar or related information (whether or not patentable) that relate to the Participating Companies’ or affiliates’ actual or anticipated business, research and development, or existing or future products or services, and that were or are conceived, developed, contributed to, made or reduced to practice by Participant (either solely or jointly with others) while employed by or in the service of the Participating Companies or their respective affiliates (including, without limitation, prior to the date of this Agreement) (including any of the foregoing that constitutes any proprietary information or records) (“Work Product”) belong to the Participating Companies or their respective affiliates, and Participant hereby assigns, and agrees to assign, all of the above Work Product to a Participating Company or affiliate thereof. Any copyrightable work prepared in whole or in part by Participant in the course of Participant’s work for any of the foregoing entities shall be deemed a “work made for hire” under the copyright laws, and the Participating

Exhibit 10.1

Company or affiliate thereof shall own all rights therein. To the extent that any such copyrightable work is not a “work made for hire”, Participant hereby assigns and agrees to assign to the Participating Company or affiliate thereof all right, title, and interest, including without limitation, copyright in and to such copyrightable work. Participant shall as promptly as practicable under the circumstances disclose such Work Product and copyrightable work to the Company and perform all actions reasonably requested by the Company (whether during or after Participant’s employment with or service to the Participating Companies and their respective affiliates) to establish and confirm the Participating Company’s or such affiliate’s ownership (including, without limitation, assignments, consents, powers of attorney, and other instruments). Participant is hereby provided notice of immunity under the federal Defend Trade Secrets Act of 2016, which states: (i) an individual shall not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that (A) is made (1) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney and (2) solely for the purpose of reporting or investigating a suspected violation of law, or (B) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal; and (ii) an individual who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose the trade secret to the attorney of the individual and use the trade secret information in the court proceeding, if the individual (A) files any document containing the trade secret under seal and (B) does not disclose the trade secret, except pursuant to court order.
(c)
Third Party Information. Participant understands that the Participating Companies and their respective affiliates will receive from third parties confidential or proprietary information (“Third Party Information”) subject to a duty on the Participating Companies or their respective affiliates part to maintain the confidentiality of such information and to use it only for certain limited purposes. During the period of Participant’s employment with or service to the Company or its Subsidiaries or affiliates and thereafter, and without in any way limiting the provisions of Section 5.1(a) above, Participant will hold Third Party Information in the strictest confidence and will not disclose to any one (other than personnel and consultants of the Participating Companies and their respective affiliates who need to know such information in connection with their work for the Participating Companies and their respective affiliates) or use, except in connection with Participant’s work for the Participating Companies or their respective affiliates, Third Party Information unless expressly authorized by the Company in writing or unless and to the extent that the Third Party Information (a) becomes generally known to and available for use by the public other than as a result of Participant’s acts or omissions to act, (b) was known to Participant prior to Participant’s employment with or service to the Participating Companies or their respective affiliates and was obtained, to the best of Participant’s knowledge, without violation of any obligation of confidentiality to the Company, or (c) is required to be disclosed pursuant to any applicable law or court order.
(d)
Noncompetition and Nonsolicitation. Participant acknowledges that, in the course of Participant’s employment, Participant will become familiar with the Participating Companies’ and their respective affiliates’ trade secrets and with other confidential information concerning the Participating Companies and their respective affiliates and that Participant’s services will be of special, unique and extraordinary value to the Participating Companies and their respective affiliates.
(i)
Noncompetition. Participant agrees that while employed by any Participating Company or its affiliates, and continuing until (i) the eighteen (18) month anniversary of the date of any termination of Participant’s employment or service (other than as a result of Participant’s CIC Qualifying Termination), or (ii) twenty-four (24) months from the date of termination of Participant’s employment or service as a result of Participant’s CIC Qualifying Termination (the “Noncompete Period”), Participant shall not, anywhere in the world where the Company or its Subsidiaries or affiliates conduct or actively propose to conduct business during Participant’s employment, directly or indirectly own, manage, control, participate in, consult with, be employed by or in any manner engage in (collectively, the “Restricted Activities”) any business that is engaged in, or plans to be engaged in, the sale at retail or direct marketing (including online) to consumers of fabric, sewing or craft components (a “Competitive Business”), provided that the Restricted Activities shall only be applicable to similar line(s) of business or similar functions conducted by the Competitive Business for which the Participant had knowledge, involvement, and/or responsibility while at the Company. Further, during the Noncompete Period, Participant shall

Exhibit 10.1

not conduct any of the Restricted Activities in similar line(s) of business or similar functions for which the Participant had knowledge, involvement, and/or responsibility while at the Company for any business that had sales to the Company and its Subsidiaries and affiliates during the immediately preceding fiscal year (a “Vendor Business”). Notwithstanding the foregoing, Participant may own up to 2% of any class of an issuer’s publicly traded securities regardless of whether such entity is a Competitive Business. Nothing in this Section 5.1(d) confers upon Participant any right to receive severance or obligates the Company to pay any severance to Participant in connection with his or her termination of employment for any reason.
(ii)
Nonsolicitation. Participant agrees that during the Noncompete Period, Participant shall not directly or indirectly through another entity (i) induce or attempt to induce any employee of the Participating Companies or their respective affiliates to leave the employ of the Participating Companies or their respective affiliates, or in any way interfere with the relationship between the Participating Companies or their respective affiliates and any employee thereof, (ii) hire any person who was an employee of the Participating Companies or their respective affiliates within 180 days prior to the time such employee was hired by Participant, (iii) induce or attempt to induce any customer, supplier, licensee or other business relation of the Participating Companies or their respective affiliates to cease doing business with the Participating Companies or their respective affiliates or in any way interfere with the relationship between any such customer, licensee or business relation and the Participating Companies or their respective affiliates, or (iv) directly or indirectly acquire or attempt to acquire an interest in any business relating to the business of the Company or its Subsidiaries or affiliates and with which any of the Participating Companies or their respective affiliates have entered into substantive negotiations or has requested and received confidential information relating to the acquisition of such business by the Participating Companies or their respective affiliates in the two-year period immediately preceding Participant’s termination of employment with any Participating Company.
(e)
Non-disparagement. Participant agrees that at no time during his or her employment by any Participating Company or thereafter shall he or she make, or cause or assist any other person to make, any statement or other communication to any third party which impugns or attacks, or is otherwise critical of, in any material respect, the reputation, business or character of the Participating Companies or their respective affiliates or any of their respective directors, officers or employees; provided that Participant shall not be required to make any untruthful statement or to violate any law.
Section 5.2
Enforcement. If, at the time of enforcement of Article V of this Agreement, a court holds that the restrictions stated therein are unreasonable under circumstances then existing, the parties hereto agree that the maximum duration, scope or geographical area reasonable under such circumstances shall be substituted for the stated period, scope or area and that the court shall be allowed to revise the restrictions contained herein to cover the maximum duration, scope and area permitted by law. Participant agrees that because his or her services are unique and Participant has access to confidential information, money damages would be an inadequate remedy for any breach of this Article V and its subsections. Participant agrees that the Participating Companies and their respective affiliates, in the event of a breach or threatened breach of this Article V or any of its subsections, may seek injunctive or other equitable relief in addition to any other remedy available to them in a court of competent jurisdiction without posting bond or other security.
Section 5.3
Acknowledgments. Participant acknowledges that the provisions of this Article V and its subsections are (a) in addition to, and not in limitation of, any obligation of Participant under the terms of any other agreement with the Participating Companies or their respective affiliates (including, without limitation, the restrictive covenants in any employment or severance agreement between the Participant and any Participating Company, which Participant acknowledges remain in full force and effect in accordance with their terms), and (b) in consideration of (i) employment with the Participating Companies, and (ii) additional good and valuable consideration as set forth in this Agreement. In addition, Participant agrees and acknowledges that the restrictions contained in this Article V and its subsections do not preclude Participant from earning a livelihood, nor do they unreasonably impose limitations on Participant’s ability to earn a living. Participant agrees and acknowledges that the potential harm to the Participating

Exhibit 10.1

Companies or their respective affiliates of the non-enforcement of this Article V and its subsections outweighs any potential harm to Participant of its enforcement by injunction or otherwise. Participant acknowledges that he or she has carefully read this Agreement and has given careful consideration to the restraints imposed upon Participant by this Agreement, and is in full accord as to their necessity for the reasonable and proper protection of confidential and proprietary information of the Participating Companies and their respective affiliates now existing or to be developed in the future. Participant expressly acknowledges and agrees that each and every restraint imposed by this Agreement is reasonable with respect to subject matter, time period and geographical area
ARTICLE VI.

other provisions

Section 6.1
Administration. The Administrator shall have the power to interpret the Plan, the Grant Notice and this Agreement and to adopt such rules for the administration, interpretation and application of the Plan, the Grant Notice and this Agreement as are consistent therewith and to interpret, amend or revoke any such rules. All actions taken and all interpretations and determinations made by the Administrator will be final and binding upon Participant, the Company and all other interested Persons. To the extent allowable pursuant to Applicable Law, no member of the Committee or the Board will be personally liable for any action, determination or interpretation made with respect to the Plan, the Grant Notice or this Agreement.
Section 6.2
Whole Shares. The Option may only be exercised for whole Shares.
Section 6.3
Option Not Transferable. Subject to Section 4.1 hereof, the Option may not be sold, pledged, assigned or transferred in any manner other than by will or the laws of descent and distribution, unless and until the Shares underlying the Option have been issued, and all restrictions applicable to such Shares have lapsed. Neither the Option nor any interest or right therein or part thereof shall be liable for the debts, contracts or engagements of Participant or his or her successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect, except to the extent that such disposition is permitted by the preceding sentence. Notwithstanding the foregoing, with the consent of the Administrator, if the Option is a Non-Qualified Stock Option, it may be transferred to Permitted Transferees pursuant to any conditions and procedures the Administrator may require.
Section 6.4
Adjustments. The Administrator may accelerate the vesting of all or a portion of the Option in such circumstances as it, in its sole discretion, may determine. Participant acknowledges that the Option is subject to adjustment, modification and termination in certain events as provided in this Agreement and the Plan, including Section 12.2 of the Plan.
Section 6.5
Notices. Any notice to be given under the terms of this Agreement to the Company shall be addressed to the Company in care of the Secretary of the Company at the Company’s principal office, and any notice to be given to Participant shall be addressed to Participant at Participant’s last address reflected on the Company’s records. By a notice given pursuant to this Section 6.5, either party may hereafter designate a different address for notices to be given to that party. Any notice shall be deemed duly given when sent via email or when sent by certified mail (return receipt requested) and deposited (with postage prepaid) in a post office or branch post office regularly maintained by the United States Postal Service.
Section 6.6
Titles. Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

Exhibit 10.1

Section 6.7
Governing Law. The laws of the State of Delaware shall govern the interpretation, validity, administration, enforcement and performance of the terms of this Agreement regardless of the law that might be applied under principles of conflicts of laws.
Section 6.8
Conformity to Securities Laws. Participant acknowledges that the Plan, the Grant Notice and this Agreement are intended to conform to the extent necessary with all Applicable Laws, including, without limitation, the provisions of the Securities Act and the Exchange Act, and any and all regulations and rules promulgated thereunder by the Securities and Exchange Commission and state securities laws and regulations. Notwithstanding anything herein to the contrary, the Plan shall be administered, and the Option is granted and may be exercised, only in such a manner as to conform to Applicable Law. To the extent permitted by Applicable Law, the Plan, the Grant Notice and this Agreement shall be deemed amended to the extent necessary to conform to Applicable Law.
Section 6.9
Amendment, Suspension and Termination. To the extent permitted by the Plan, this Agreement may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Administrator or the Board, provided that, except as may otherwise be provided by the Plan, no amendment, modification, suspension or termination of this Agreement shall adversely affect the Option in any material way without the prior written consent of Participant.
Section 6.10
Successors and Assigns. The Company may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement shall inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth in Section 6.3 and the Plan, this Agreement shall be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto.
Section 6.11
Limitations Applicable to Section 16 Persons. Notwithstanding any other provision of the Plan or this Agreement, if Participant is subject to Section 16 of the Exchange Act, the Plan, the Option, the Grant Notice and this Agreement shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 of the Exchange Act) that are requirements for the application of such exemptive rule. To the extent permitted by Applicable Law, this Agreement shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.
Section 6.12
Not a Contract of Employment. Nothing in this Agreement or in the Plan shall confer upon Participant any right to continue to serve as an employee or other service provider of any Participating Company or shall interfere with or restrict in any way the rights of any Participating Company, which rights are hereby expressly reserved, to discharge or terminate the services of Participant at any time for any reason whatsoever, with or without cause, except to the extent (a) expressly provided otherwise in a written agreement between a Participating Company and Participant or (b) where such provisions are not consistent with applicable foreign or local laws, in which case such applicable foreign or local laws shall control.
Section 6.13
Entire Agreement. The Plan, the Grant Notice and this Agreement (including any exhibit hereto) constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Company and Participant with respect to the subject matter hereof.
Section 6.14
Section 409A. This Option is not intended to constitute “nonqualified deferred compensation” within the meaning of Section 409A. However, notwithstanding any other provision of the Plan, the Grant Notice or this Agreement, if at any time the Administrator determines that this Option (or any portion thereof) may be subject to Section 409A, the Administrator shall have the right in its sole discretion (without any obligation to do so or to indemnify Participant or any other Person for failure to do so) to adopt such amendments to the Plan, the Grant Notice or this Agreement, or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, as the Administrator determines are necessary or appropriate for this Option either to be exempt from the application of Section 409A or to comply with the requirements of Section 409A.

Exhibit 10.1

Section 6.15
Agreement Severable. In the event that any provision of the Grant Notice or this Agreement is held invalid or unenforceable, such provision will be severable from, and such invalidity or unenforceability will not be construed to have any effect on, the remaining provisions of the Grant Notice or this Agreement.
Section 6.16
Limitation on Participant’s Rights. Participation in the Plan confers no rights or interests other than as herein provided. This Agreement creates only a contractual obligation on the part of the Company as to amounts payable and shall not be construed as creating a trust. Neither the Plan nor any underlying program, in and of itself, has any assets. Participant shall have only the right to receive Shares as a general unsecured creditor with respect to the Option, as and when exercised pursuant to the terms hereof.
Section 6.17
Counterparts. The Grant Notice may be executed in one or more counterparts, including by way of any electronic signature, subject to Applicable Law, each of which shall be deemed an original and all of which together shall constitute one instrument.
Section 6.18
Broker-Assisted Sales. In the event of any broker-assisted sale of Shares in connection with the payment of withholding taxes as provided in Section 3.4(a)(v) or Section 3.4(c) or the payment of the Exercise Price as provided in Section 4.4(c): (a) any Shares to be sold through a broker-assisted sale will be sold on the day the tax withholding obligation or exercise of the Option, as applicable, occurs or arises, or as soon thereafter as practicable; (b) such Shares may be sold as part of a block trade with other participants in the Plan in which all participants receive an average price; (c) Participant will be responsible for all broker’s fees and other costs of sale, and Participant agrees to indemnify and hold the Company harmless from any losses, costs, damages, or expenses relating to any such sale; (d) to the extent the proceeds of such sale exceed the applicable tax withholding obligation or Exercise Price, the Company agrees to pay such excess in cash to Participant as soon as reasonably practicable; (e) Participant acknowledges that the Company or its designee is under no obligation to arrange for such sale at any particular price, and that the proceeds of any such sale may not be sufficient to satisfy the applicable tax withholding obligation or Exercise Price; and (f) in the event the proceeds of such sale are insufficient to satisfy the applicable tax withholding obligation, Participant agrees to pay immediately upon demand to the Participating Company with respect to which the withholding obligation arises an amount in cash sufficient to satisfy any remaining portion of the applicable Participating Company’s withholding obligation.
Section 6.19
Incentive Stock Options. Participant acknowledges that to the extent the aggregate Fair Market Value of Shares (determined as of the time the option with respect to the Shares is granted) with respect to which Incentive Stock Options, including this Option (if applicable), are exercisable for the first time by Participant during any calendar year exceeds $100,000 or if for any other reason such Incentive Stock Options do not qualify or cease to qualify for treatment as “incentive stock options” under Section 422 of the Code, such Incentive Stock Options shall be treated as Non-Qualified Stock Options. Participant further acknowledges that the rule set forth in the preceding sentence shall be applied by taking the Option and other stock options into account in the order in which they were granted, as determined under Section 422(d) of the Code and the Treasury Regulations thereunder. Participant also acknowledges that an Incentive Stock Option exercised more than three (3) months after Participant’s Termination of Service, other than by reason of death or disability, will be taxed as a Non-Qualified Stock Option.
Section 6.20
Notification of Disposition. If this Option is designated as an Incentive Stock Option, Participant shall give prompt written notice to the Company of any disposition or other transfer of any Shares acquired under this Agreement if such disposition or transfer is made (a) within two (2) years from the Grant Date or (b) within one (1) year after the transfer of such Shares to Participant. Such notice shall specify the date of such disposition or other transfer and the amount realized, in cash, other property, assumption of indebtedness or other consideration, by Participant in such disposition or other transfer.

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